Exhibits No. 20.1:

                        CIT Home Equity Loan Trust 2002-2
            Home Equity Loan Asset Backed Certificates, Series 2002-2
                          Master Servicer's Certificate

                                                          Due Period  10/31/2003
                                                  Determination Date  11/20/2003
                                                   Distribution Date  11/25/2003

I       Available in Certificate Account

        Principal collected on Mortgage Loans                                                                        22,299,596.76
        All Liquidation Proceeds with respect to Principal                                                              371,242.13
        Recoveries on previously Liquidated Mortgages with respect to Principal                                               0.00
        Principal portion of Purchase Price on Repurchased Mortgage Loans                                                     0.00
        Substitution Adjustment with respect to Principal                                                                     0.00
                                                                                                                    --------------

                      Principal Distribution Amount                                                                  22,670,838.89

        Interest collected on Mortgage Loans                                                                          4,853,468.17
        Interest portion of Purchase Price on Repurchased Mortgage Loans                                                      0.00
        Recoveries on previously Liquidated Mortgages with respect to Interest                                                0.00
        Substitution Adjustment with respect to Interest                                                                      0.00
        Master Servicer Monthly Advances (net of Compensating Interest)                                                 614,631.70
        Reimbursement of previous months Servicer Advances                                                             -753,707.15
        Compensating Interest                                                                                             5,848.31
        Investment Earnings on Certificate Account                                                                            0.00
                                                                                                                    --------------

                      Interest Remittance Amount                                                                      4,720,241.03

        Amount not Required to be deposited                                                                                   0.00

                      Total available in the Certificate Account                                                     27,391,079.92

II      Distributions                                                             Per $ 1,000                           Amount
                                                                                  -----------                         ----------
1.      Aggregate Class AF Distribution                                           31.01654406                        18,048,526.99

2.      Aggregate Class A-IO Distribution                                         0.00000000                                  0.00

3.      Aggregate Class MF-1 Distribution                                         4.99166677                            165,523.67

4.      Aggregate Class MF-2 Distribution                                         5.32500000                            141,272.25

5.      Aggregate Class BF Distribution                                           5.69166667                            122,598.50

6.      Aggregate Class AV Distribution                                           25.24723916                         6,620,078.58

7.      Aggregate Class MV-1 Distribution                                         1.42583333                             28,231.50

8.      Aggregate Class MV-2 Distribution                                         1.91722203                             33,417.18

9.      Aggregate Class BV Distribution                                           2.47305565                             43,105.36

10.     Aggregate Class X-IO Distribution                                         0.00000000                          1,503,132.37

11.     Aggregate Class R Distribution                                                                                        0.00

12.     Aggregate Master Servicer Distribution                                                                          685,193.52
                                                                                                                     -------------
                                                     Total Distributions =                                           27,391,079.92

III     Certificate Class Balances                                                       Factor %                       Amount
                                                                                        ----------                    ----------
        Opening Senior Class A Certificate Balances as reported in prior Monthly
        Master Servicer Report for Group I Certificates:
                          (a) Class AF-1A                                               54.26347016%                315,759,132.85

                          (b) Class A-IO (Notional Amount) 0.00

        Opening Subordinated Class MF & BF Certificate Balances as reported in prior Monthly Master Servicer Report for Group I Certificates:
                          (a) Class MF-1                                               100.00000000%                 33,160,000.00
                          (b) Class MF-2                                               100.00000000%                 26,530,000.00
                          (c) Class BF                                                 100.00000000%                 21,540,000.00
                                                                                                                    --------------
                                                                                                                     81,230,000.00
        Opening Senior Class AV Certificate Balances as reported in prior
        Monthly Master Servicer Report for Group II Certificates:
                          (a) Class AV                                                  56.19101065%                147,338,449.03

        Opening Subordinated Class MV & BV Certificate Balances as reported in prior Monthly Master Servicer Report for Group II Certificates:
                          (b) Class MV-1                                               100.00000000%                 19,800,000.00
                          (c) Class MV-2                                               100.00000000%                 17,430,000.00
                          (d) Class BV                                                 100.00000000%                 17,430,000.00
                                                                                                                    --------------
                                                                                                                     54,660,000.00

IV      Principal Distribution Amount

1(a). Basic Principal Amount                                                                    No.                     Amount
                                                                                               -----                 -------------
                          (a) Stated principal collected                                                              1,122,617.83
                          (b) Principal Prepayments                                             239                  21,176,978.93
                          (c) Liquidation Proceeds                                                                      371,242.13
                          (d) Repurchased Mortgage Loans                                          0                           0.00
                          (e) Substitution Adjustment related to Principal                                                    0.00
                          (f) Recoveries on previously Liquidated Mortgages
                              with respect to Principal                                                                       0.00
                                                                                                                     -------------

                                                    Total Basic Principal                                            22,670,838.89

1(b). Subordination Increase/(Decrease) amount                                                                          551,332.73
                                                                                                                     -------------
                                                    Total Principal Distribution                                     23,222,171.62

2(a). Class AF Principal Distribution Amount for Group I Certificates:
                                                                                        Per $ 1,000
                                                                                        -----------
                          1. Class AF                                                   28.81435157                  16,767,071.18

2(b). Class MF & BF Principal Distribution Amount Group I Certificates:
                          1. Class MF-1                                                  0.00000000                           0.00
                          2. Class MF-2                                                  0.00000000                           0.00
                          3. Class BF                                                    0.00000000                           0.00

2(c). Class AV Principal Distribution Amount Group II Certificates:
                          1. Class AV                                                   24.61805591                   6,455,100.44

2(d). Class AV Principal Distribution Amount Group II Certificates:
                          1. Class MV-1                                                  0.00000000                           0.00
                          2. Class MV-2                                                  0.00000000                           0.00
                          3. Class BV                                                    0.00000000                           0.00

2(e)  Class M Applied Realized Loss for Group I Certificates:
                          1. Class MF-1                                                  0.00000000                           0.00
                          2. Class MF-2                                                  0.00000000                           0.00
                          3. Class BF                                                    0.00000000                           0.00

2(f)  Class B Applied Realized Loss for Group II Certificates:
                          1. Class MV-1                                                  0.00000000                           0.00
                          2. Class MV-2                                                  0.00000000                           0.00
                          3. Class BV                                                    0.00000000                           0.00

                                                                                        Factor %                        Amount
                                                                                        ---------                     ---------
        Ending Senior Class A Certificate Balances after distributions of principal in this Monthly Master Servicer Report for Group I
        Certificates:
                          (a) Class AF-1A                                               51.38203500%                298,992,061.67
                          (b) Class A-IO (Notional Amount)                                                                    0.00

        Ending Subordinated Class MF & BF Certificate Balances after distributions of principal in this Monthly Master Servicer Report Group
        I Certificates:
                          (a) Class MF-1                                               100.00000000%                 33,160,000.00
                          (b) Class MF-2                                               100.00000000%                 26,530,000.00
                          (c) Class BF                                                 100.00000000%                 21,540,000.00
                                                                                                                    --------------
                                                                                                                     81,230,000.00

        Ending Senior Class AV Certificate Balances after distributions of principal in this Monthly Master Servicer Report for Group II
        Certificates:
                          (a) Class AV                                                  53.72920506%                140,883,348.59

        Ending Subordinated Class MV & BV Certificate Balances after distributions of principal in this Monthly Master Servicer Report for
        Group II Certificates:
                          (b) Class MV-1                                               100.00000000%                 19,800,000.00
                          (c) Class MV-2                                               100.00000000%                 17,430,000.00
                          (d) Class BV                                                 100.00000000%                 17,430,000.00
                                                                                                                    --------------
                                                                                                                     54,660,000.00

V       Interest Distribution Amount

        Fixed Rate Certificates

                 (b) Fixed Rate Certificates applicable Pass-Through Rate
                      1. Class AF-1A                                                        4.87000%
                      2. Class A-IO                                                         5.00000%
                      9. Class MF-1                                                         5.99000%
                     10. Class MF-2                                                         6.39000%
                     11. Class BF                                                           6.83000%

        Variable Rate Certificates

                 (b) LIBOR Rate                                                             1.12000%

                      1. Class AV                                                           1.39000%
                      2. Class MV-1                                                         1.77000%
                      3. Class MV-2                                                         2.38000%
                      4. Class BV                                                           3.07000%

        INTEREST REMITTANCE AMOUNT
           1. Interest collected on Mortgage Loans                                     4,853,468.17
           2. Interest advanced on Mortgage Loans                                       -139,075.45
           3. Compensating Interest on Mortgage Loans                                      5,848.31
           4. Substitution Adjustment interest                                                 0.00
           5. Purchase Price interest on repurchased accounts                                  0.00
           6. Liquidation Proceeds interest portion                                            0.00
           7. Recoveries on previously Liquidated Mortgages with respect to Interest           0.00
                       TOTAL INTEREST REMITTANCE AMOUNT                                                               4,720,241.03

        Current Interest Requirement

                      1. Class AF-1A @ applicable Pass-Through Rate                                                   1,281,455.81
                      2. Class A-IO @ applicable Pass-Through Rate                                                            0.00
                      3. Class MF-1 @ applicable Pass-Through Rate                                                      165,523.67
                      4. Class MF-2 @ applicable Pass-Through Rate                                                      141,272.25
                      5. Class BF @ applicable Pass-Through Rate                                                        122,598.50
                      6. Class AV @ applicable Pass-Through Rate                                                        164,978.14
                      7. Class MV-1 @ applicable Pass-Through Rate                                                       28,231.50
                      8. Class MV-2 @ applicable Pass-Through Rate                                                       33,417.18
                      9. Class BV @ applicable Pass-Through Rate                                                         43,105.36

        Interest Carry Forward Amount

                      1. Class AF-1A                                                           0.00
                      2. Class A-IO                                                            0.00
                      3. Class MF-1                                                            0.00
                      4. Class MF-2                                                            0.00
                      5. Class BF                                                              0.00
                      6. Class AV                                                              0.00
                      7. Class MV-1                                                            0.00
                      8. Class MV-2                                                            0.00
                      9. Class BV                                                              0.00
                     10. Class X-IO 0.00

        Certificates Interest Distribution Amount
                                                                                        Per $ 1,000
                                                                                        -----------
                      1. Class AF-1A                                                     2.20219249                   1,281,455.81
                      2. Class A-IO                                                      0.00000000                           0.00
                      3. Class MF-1                                                      4.99166677                     165,523.67
                      4. Class MF-2                                                      5.32500000                     141,272.25
                      5. Class BF                                                        5.69166667                     122,598.50
                      6. Class AV                                                        0.62918325                     164,978.14
                      7. Class MV-1                                                      1.42583333                      28,231.50
                      8. Class MV-2                                                      1.91722203                      33,417.18
                      9. Class BV                                                        2.47305565                      43,105.36
                                                                                                                      ------------
                                                                                                                      1,980,582.41

VI      Credit Enhancement Information
                                                                                          Group I       Group II           Total
                 (a) Senior Enhancement Percentage                                            24.54%          31.72%          56.25%

                 (b) Overcollateralization Amount:

                      1. Opening Overcollateralization Amount                         15,252,032.86   10,773,517.11   26,025,549.97
                      2. Ending Overcollateralization Amount                          15,252,032.86   10,773,517.11   26,025,549.97
                      3. Targeted Overcollateralization Amount                        15,252,032.86   10,773,517.11   26,025,549.97
                      4. Subordination Deficiency                                              0.00            0.00            0.00
                      5. Overcollateralization Release Amount                                  0.00            0.00            0.00

VII     Trigger Information

             1.    (a) 60+ Delinquency Percentage                                              7.38%                          6.24%
                   (b) Delinquency Event in effect (Group I > 50% or
                       Group II > 40% of the Sr. Enhancement)?                                   NO                             NO

             2.    (a) Cumulative Loss Percentage                                              0.31%                          0.16%
                   (b) Applicable Loss Percentage for current Distribution                     2.25%                          3.25%
                   (c) Cumulative Loss Trigger Event in effect                                   NO                             NO

VIII    Pool Information                                                                       No.                      Amount
                                                                                              -----                   ----------
                   (a) Closing Mortgage Loan Principal Balance:
                           1. Fixed Rate                                                      5,537                 395,474,094.53
                           2. Adjustable Rate                                                 1,927                 206,316,865.70

                                   Total Closing Mortgage Loan Principal Balance:             7,464                 601,790,960.23

                   (b)  Balloon Mortgage Loans
                           1. Fixed Rate                                                        180                  13,453,138.56
                           2. Adjustable Rate                                                     0                           0.00

                                   Total Closing Mortgage Loan Principal Balance:               180                  13,453,138.56

                   (c) Weighted Average Mortgage Rate:
                           1. Fixed Rate                                                                                     9.408%
                           2. Adjustable Rate                                                                                7.997%

                                   Total Weighted Average Mortgage Rate                                                      8.924%

                   (d) Weighted Average Net Mortgage Rate:
                           1. Fixed Rate                                                                                     8.914%
                           2. Adjustable Rate                                                                                7.503%

                   (e) Weighted Average Remaining Maturity:
                           1. Fixed Rate                                                                                    285.90
                           2. Adjustable Rate                                                                               336.29

                   (f) Weighted Average Original Maturity:
                           1. Fixed Rate                                                                                    317.90
                           2. Adjustable Rate                                                                               358.45

IX      Delinquency Information                                                                 No.          %          Amount
                                                                                               ------------------------------------
        A. Fixed Rate Mortgage Loans:
                   (a) Delinquent Contracts:
                           1.31 - 59 Day Accounts                                               242         4.09%    16,182,894.56
                           2.60 - 89 Day Accounts                                                91         1.57%     6,220,191.70
                           3.90+  Day Accounts                                                  230         4.59%    18,149,192.75

                   (b) Mortgage Loans - In Foreclosure                                          141         2.78%    10,986,108.31
                   (c) REO Property Accounts                                                     80         1.72%     6,798,445.12

        B. Adjustable Rate Mortgage Loans:
                   (a) Delinquent Contracts:
                           1. 31 - 59 Day Accounts                                              103         4.78%     9,864,327.99
                           2. 60 - 89 Day Accounts                                               33         1.63%     3,370,862.22
                           3. 90+  Day Accounts                                                  82         4.16%     8,588,914.17

                   (b) Mortgage Loans - In Foreclosure                                           58         2.74%     5,660,762.44
                   (c) REO Property Accounts                                                     27         1.09%     2,249,818.59

        C. Total For All Mortgage Loans
                   (a) Delinquent Contracts:
                           1. 31 - 59 Day Accounts                                              345         4.33%    26,047,222.55
                           2. 60 - 89 Day Accounts                                              124         1.59%     9,591,053.92
                           3. 90+  Day Accounts                                                 312         4.44%    26,738,106.92

                   (b) Mortgage Loans - In Foreclosure                                          199         2.77%    16,646,870.75
                   (c) REO Property Accounts                                                    107         1.50%     9,048,263.71

X       Realized Losses                                                                          No.                     Amount
                                                                                                -----                  ----------
              1. (a) Gross Realized Losses during the period                                     14                     922,574.86

                 (b) Realized Losses during the period
                      1. Group I                                                                                        551,203.31
                      2. Group II                                                                                           129.42
                                                                                                                      ------------
                                              Total                                                                     551,332.73

                 (c) Cumulative Gross Realized Losses                                            57                   5,130,638.77

                 (d) Cumulative Realized Losses
                      1. Group I                                                                                      2,060,002.96
                      2. Group II                                                                                       517,239.20

                                             Total                                                                    2,577,242.16

                 (e) Cumulative Applied Realized Losses

                          i. Class MF-1                                                                                       0.00
                         ii. Class MV-1                                                                                       0.00
                        iii. Class MF-2                                                                                       0.00
                         iv. Class MV-2                                                                                       0.00
                          v. Class BF                                                                                         0.00
                         vi. Class BV                                                                                         0.00

XI      Miscellaneous Information

              1. (a) Monthly Master Servicer Fee

                          i. Monthly Servicing Fee                                                                      260,422.14
                         ii. Mortgage Fees                                                                              415,937.95
                        iii. Mortgage Insurance Premium Reimbursement                                                     8,833.43
                         iv. Certificate Account Investment Earnings                                                          0.00

                 (b) Amount of prior unpaid Master Servicing Fees paid with this distribution                                 0.00

                 (c) Total Master Servicing Fees paid with this distribution                                            685,193.52

                 (d) Amount of unpaid Master Servicing Fees as of this distribution                                           0.00

              2. (a) Opening Master Servicer Advance Balance                                                          8,898,454.43

                 (b) Current Advance (exclusive of Compensating Interest)                                               614,631.70

                 (c) Reimbursement of prior Master Servicer Advances                                                   (753,707.15)
                                                                                                                      ------------

                 (d) Ending Master Servicer Advance Balance                                                           8,759,378.98

              3. Current period Compensating Interest                                                                     5,848.31

              4. (a) Stepdown Date in effect ?                                                              NO